UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

Aviation Upgrade Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 26, 2007, the Registrant announced that it entered into an Agreement and Plan of Merger (“Merger Agreement”) dated as of October 26, 2007 with OncoVista Inc., a Delaware corporation (“OncoVista”) and the Registrant’s newly formed wholly owned subsidiary, OncoVista Acquisition Corp., a Delaware corporation (“Merger Sub”). A copy of the press release making such an announcement is found in Exhibit 99.1 hereto.

Pursuant to the Merger Agreement, the Merger Sub will merge into OncoVista and OncoVista will survive the merger as a wholly owned subsidiary of the Registrant. As previously reported, on August 16, 2007, OncoVista acquired 10,963,851 shares of common stock of the Registrant (or 16,160,430 shares of common stock of the Registrant after giving effect to the forward split that went effective on October 22, 2007) constituting approximately 95.7% of the outstanding capital stock of the Registrant. After giving effect to the merger, these shares will be deemed cancelled and become authorized and unissued shares of the Registrant and each share of common stock of OncoVista outstanding at the time of the merger, will convert into and be exchanged for one share of common stock of the Registrant. As a result, shareholders who exchange their shares of OncoVista for that of the Registrant, will own approximately 95.9% of the outstanding capital stock of the Registrant.

At the effective time of the merger, the business of OncoVista, an early stage biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies, will become the business of the Registrant. As a consequence, the Registrant shall cease to be a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

The consummation of the merger is subject to a number of conditions and the Registrant and OncoVista expect to complete the merger within approximately 15 days.

   The foregoing description is a summary and is qualified in its entirety by the Merger Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On October 29, 2007, a representative of OncoVista made a presentation to institutional investors. A copy of the presentation is attached hereto as Exhibit 99.2 and the Registrant does not assume any obligation to correct or update said information in the future.

The information included in the preceding paragraph, as well as the exhibit referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

10.1  Agreement and Plan of Merger dated as of October 26, 2007 between the Registrant, OncoVista Acquisition Corp. and OncoVista, Inc. (without Exhibits and Schedules).

99.1  Press Release dated October 26, 2007.

99.2  OncoVista, Inc. Presentation dated October, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007

Aviation Upgrade Technologies, Inc.

	By:	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer